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                                                                    EXHIBIT 10.2

                                 AMENDMENT NO. 3
                                       TO
                       SHARES SALE AND PURCHASE AGREEMENT

         Amendment No. 3, dated as of June 14, 2002, by and among Image Sensing Systems, Inc., a company incorporated in Minnesota, USA ("ISS"), Berkeley Development Limited, a company incorporated in the British Virgin Islands ("BDL") and Mr. Mats Johan Billow, a resident of Hong Kong ("Billow") (the "Amendment"), to the Shares Sale and Purchase Agreement dated November 28, 2001, as amended December 31, 2001 and April __, 2002, by and among ISS, BDL, Billow and Grove Place Limited, a company incorporated in the British Virgin Islands ("GPL").

         WHEREAS, under the Agreement, BDL and Billow (collectively, the "Billow Vendors") and GPL (together with the Billow Vendors, the "Vendors") sold, and ISS purchased, all of the outstanding shares, par value HK$1.00 per share, of Flow Traffic Limited, a company incorporated in Hong Kong ("FTL"), owned by the Vendors; and

         WHEREAS, Amendment No. 2 to the Share Sales and Purchase Agreement provides that any amendment to Section 6(a) of the Agreement may be effected in a writing signed only by Billow, BDL and ISS; and

         WHEREAS, Section 6(a) of the Agreement calls for the payment to the Billow Vendors of an additional US$50,000 so long as FTL achieves a certain level of audited net profit before tax of HK$1,418,000 or greater for the financial year 2002; and

         WHEREAS, the Board of Directors of ISS has determined that ISS will have the ability to influence FTL's 2002 revenues and that it would therefore be equitable to accelerate payment to the Billow Vendors of the US$50,000 additional payment contemplated in Section 6(a) of the Agreement, without the requirement that FTL achieve any specified financial target.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1.       Amendment of the Agreement.  The Agreement shall be amended as follows:

                  Section 6(a) of the Agreement is hereby amended in its entirety to read as follows:

                  "On December 31, 2002, ISS shall pay Billow Vendors an additional payment in consideration of the Billow Sale Shares of US$50,000, which amount will be paid by wire transfer to such account in Hong Kong as nominated by Billow."



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2.       Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

                                         IMAGE SENSING SYSTEMS, INC.


                                         /s/ James Murdakes
                                         ------------------
                                         Title:  Chairman of the Board


                                         /s/ Panos Michalopoulos
                                         -----------------------
                                         Title: Director

                                         BERKELEY DEVELOPMENT LIMITED


                                         /s/ Mats Johan Billow
                                         ---------------------
                                         Title:


                                         MR. MATS JOHAN BILLOW


                                         /s/ Mats Johan Billow
                                         ---------------------




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